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                                    EXHIBIT D

                        NOTICE OF CANCELLATION OF TENDER

                             Regarding Interests in

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 26, 2007

                  THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE
              AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE
                            RECEIVED BY PFPC INC. BY,
          12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY, JANUARY 25, 2008,
                         UNLESS THE OFFER IS EXTENDED.

          Complete This Notice of Cancellation of Tender And Return To:

                    J.P. Morgan Multi-Strategy Fund, L.L.C.,
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (302) 791-2810
                               Fax: (302) 791-3045

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Ladies and Gentlemen:

     The undersigned wishes to cancel the tender of its limited liability company interest in J.P. Morgan Multi-Strategy Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

     Such tender was in the amount of:

          [ ]  The undersigned's entire limited liability company interest.

          [ ] A portion of the undersigned's limited liability company interest expressed as a specific dollar value.

          $_______________

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-------------------------------------   ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION
AGREEMENT)


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Print Name of Joint Tenant              Co-signatory if necessary (SIGNATURE OF
                                        OWNER(S) EXACTLY AS APPEARED ON
                                        SUBSCRIPTION AGREEMENT)

                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date:
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